EXHIBIT 23.2
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements of Network-1 Security Solutions, Inc. (the "Company") on Form S-8 (File No. 333-64066) and on Form S-2 (File No. 333-126013) of our report dated February 22, 2005, on our audit of the financial statements of the Company as of December 31, 2004 and for the year then ended, included in the Annual Report on Form 10-KSB, for the year ended December 31, 2005.




/s/ Eisner LLP


New York, New York
April 7, 2006